UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):        April 22, 2004

IOMEGA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-12333	86-0385884
(Commission File Number)	(IRS Employer Identification No.)

                                                              10955 Vista Sorrento Parkway, San Diego, CA                                                92130
                                                                            (Address of Principal Executive Offices)                                                                 (Zip Code)

(858) 314-7000
(Registrant's Telephone Number, Including Area Code)

ITEM 12.    RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On April 22, 2004, Iomega Corporation announced its pre-tax financial results for the quarter ended March 28, 2004 in a press release entitled, "Iomega Reports First Quarter 2004 Pre-Tax Financial Results". The full text of the press release issued in connection with the announcement is attached as Exhibit 99.2 to this Current Report on Form 8-K.

On April 22, 2004, the Company also announced that it is currently conducting a review of its net tax assets and associated valuation reserves. The review is expected to be completed no later than May 12, 2004 and may result in a non-cash, non-operating, net tax provision charge to prior period results of up to $8.5 million. Given this review, the Company on April 22, 2004 announced only operating financial results and did not report any tax-affected items. Complete financial statements will be made available upon the completion of the Company's tax review. Changes, if any, as a result of the tax review, will only impact the tax provision and balance sheet classification of certain tax assets and liabilities and will not impact, in any way, the pre-tax financial results or cash flow for the periods presented.

The information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 22, 2004	IOMEGA CORPORATION (Registrant) By: /s/ Barry Zwarenstein Barry Zwarenstein Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Index	Description

99.2	Press Release issued on April 22, 2004 announcing Iomega Corporation's first quarter 2004 pre-tax financial results and entitled, "Iomega Reports First Quarter 2004 Pre-Tax Financial Results".

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